CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 1-K of our audit report dated May 8, 2024 relating to the financial statements of Brookwood Fenton Investments LLC for the period from the date of inception (April 17, 2023) to December 31, 2023.

East Amherst, NY May 8, 2024	/s/ SRCO, C.P.A., Professional Corporation SRCO, C.P.A., Professional Corporation (6722) CERTIFIED PUBLIC ACCOUNTANTS